Exhibit 99.1
ALLIANCE SEMICONDUCTOR AFFIRMS SETTLEMENT
WITH INTERNAL REVENUE SERVICE
SANTA CLARA, Calif.—(BUSINESS WIRE)—January 10, 2008—Alliance Semiconductor Corporation (ALSC.PK) announced today that at a hearing before Judge Goeke of the United States Tax Court, counsel for the Internal Revenue Service advised the Court that the Internal Revenue Service will abide by the terms of the Stipulation of Settled Issues previously filed with the Court and described in a Form 8-K filed on July 6, 2007. The Court directed that decision documents be filed with the Court by February 6, 2008. Counsel for the IRS also informed the Court that as a result of the settlement no additional taxes will be owing by Alliance for its taxable years 1999 through 2002. In addition, Alliance expects to receive a tax refund for the 2001 tax year. However, as a result of the settlement, Alliance’s net operating losses will be reduced. The Internal Revenue Service’s agreement to honor the terms of the stipulated settlement as originally filed with the U.S. Tax Court followed a challenge by the IRS that was previously disclosed. The parties’ agreement is not subject to regulatory review.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
(415) 856-7694